Exhibit 3.6

COMMONWEALTH OF PENNSYLVANIA
DEPARTMENT OF STATE
CORPORATION BUREAU
206 NORTH OFFICE BUILDING
P. O. BOX 8722
HARRISBURG, PA 17105-8722
WWW.DOS.STATE.PA.US/CORPS

PAVILLION NURSING CENTER NORTH, INC.

          THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

          IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, PLEASE VISIT OUR WEB SITE LOCATED AT WWW.DOS.STATE.PA.US/CORPS OR PLEASE CALL OUR MAIN INFORMATION TELEPHONE NUMBER (717)787-1057. FOR ADDITIONAL INFORMATION REGARDING BUSINESS AND / OR UCC FILINGS, PLEASE VISIT OUR ONLINE “SEARCHABLE DATABASE” LOCATED ON OUR WEB SITE.

ENTITY NUMBER:	267625

MICROFILM NUMBER:	2005093

MICROFILM START - END:	698 - 699

CT CORP
COUNTER
PA

2005093 - 698

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU

Statement of Change of Registered Office (15 Pa.C.S.)
Entity Number	☒	Domestic Business Corporation (§ 1507)
267625	☐	Foreign Business Corporation (§ 4144)
	☐	Domestic Nonprofit Corporation (§ 5507)
	☐	Foreign Nonprofit Corporation (§ 6144)
	☐	Domestic Limited Partnership (§ 8506)

Name		Document will be returned to the
	CT CORP-COUNTER	name and address you enter to
Address		the left.
ï
City		State	Zip Code

Fee: $70	Filed in the Department of State on SEP 15 2005

/s/ Pedro A Corte's
Secretary of the Commonwealth

          In compliance with the requirements of the applicable provisions of 15 Pa.C.S. (relating to corporations and unincorporated associations), the undersigned corporation or limited partnership, desiring to effect a change of registered office, hereby states that:

1. The name is:
Pavillion Nursing Center North, Inc.

2.	The (a) address of its initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and street	City	State	Zip	County
North Hills Nursing Center, 9800 Old Perry Highway, McCandless,		Pennsylvania	15090	Allegheny

(b) Name of Commercial Registered Office Provider			County
c/o:

3.	Complete part (a) or (b):

	(a)	The address to which the registered office of the corporation or limited partnership in this Commonwealth is to be changed is:

		Number and street	City	State	Zip	County

(b) The registered office of the corporation or limited partnership shall be provided by:

c/o: C T Corporation System						Philadelphia
		Name of Commercial Registered Office Provider				County

2005 SEP 15 PM 4:07
PA. DEPT. OF STATE

2005093 - 699

4.	Strike out if a limited partnership:

Such change was authorized by the Board of Directors of the corporation.

IN TESTIMONY WHEREOF, the undersigned has caused this Application for Registration to be signed by a duly authorized officer thereof this

29 day of Aug ,2005.

Pavillion Nursing Center North, Inc.
Name of Corporation/Limited Partnership

/s/ [ILLEGIBLE]
Signature

CFO
Title

3-1-72.08 853

Department of State

Office of the
Secretary of the Commonwealth

To all to whom these Presents shall come, Greeting:

          WHEREAS, Under the provisions of the Business Corporation Law, approved the 5th day of May, Anno Domini one thousand nine hundred and thirty-three, P. L. 364, as amended, the Department of State is authorized and required to issue a

CERTIFICATE OF INCORPORATION

evidencing the incorporation of a business corporation organized under the terms of that law.

          AND WHEREAS, The stipulations and conditions of that law have been fully complied with by the persons desiring to incorporate as

PAVILLION NURSING CENTER NORTH, INC.

          THEREFORE, KNOW YE, That subject to the Constitution of this Commonwealth and under the authority of the Business Corporation Law, I do by these presents, which I have caused to be sealed with the Great Seal of the Commonwealth, create, erect, and incorporate the incorporators of and the subscribers to the shares of the proposed corporation named above, their associates and successors, and also those who may thereafter become subscribers or holders of the shares of such corporation, into a body politic and corporate in deed and in law by the name chosen hereinbefore specified, which shall exist perpetually and shall be invested with and have and enjoy all the powers, privileges, and franchises incident to a business corporation and be subject to all the duties, requirements, and restrictions specified and enjoined in and by the Business Corporation Law and all other applicable laws of this Commonwealth.

GIVEN under my Hand and the Great Seal of the
Commonwealth, at the City of Harrisburg,
this 15th day of February
in the year of our Lord one thousand nine
hundred and seventy-two and of
the Commonwealth the one hundred and
ninety-sixth

/s/ C. Delores Tucker
Secretary of the Commonwealth ec

3-1-72.08 850

Commonwealth of Pennsylvania
Department of State
Corporation Bureau

ARTICLES OF INCORPORATION

     In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A.D. 1933, P.L. 364, as amended, the undersigned, all of whom are of full age* desiring that they may be incorporated as a business corporation, do hereby certify:

     1. The name of the corporation is:
PAVILLION NURSING CENTER NORTH, INC.

     2. The location and post office address of its initial registered office in this Commonwealth is:

North Hills Nursing Center, 9800 Old Perry Highway, McCandless Township,
Number	Street	City	County
Allegheny County

     3. The purpose or purposes of the corporation which shall be organized under this Act are as follows: (**)

                    (a) To acquire by purchase, lease, exchange or otherwise, to hold, own, use, manage, improve, mortgage, and to sell, lease, mortgage, exchange, and otherwise deal in, real estate and any interest or right therein; to own, rebuild, repair, manage and control, lease, buy and sell, houses, apartments, offices, stores, and any and all other types of buildings and structures; and to make and obtain loans on real estate, and to sell, buy, hold, own, and otherwise deal in, mortgages, notes, land contracts, leases, and other evidences of indebtedness secured by real estate or by a lien thereon or any interest therein.

                    (b) To manufacture, purchase or otherwise acquire, sell, assign and transfer, exchange or otherwise dispose of, and to invest, trade, deal in or deal with goods, wares and merchandise and personal property of every class and description.

(continued on attached page)

     4. The term of its existence is:

perpetual.
     5. The aggregate number of shares which the corporation shall have authority to issue is: (***)

250 shares -- all of which shall be without par value.

The amount of stated capital with which the corporation shall begin business is Five Hundred Dollars ($500.00).

(*)	One or more corporations or natural persons of full age may incorporate a business corporation under the provisions of this Act.
(**)	It shall not be permissible or necessary to set forth any powers enumerated in Section 302 of the Act.
(***)
There should be set forth the number and par value of all shares having par value; the number of shares without par value; and the stated capital applicable thereto. If the shares are to be divided into classes, a description of each class and a statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights granted to, or imposed upon, the shares of each class.

FILING FEE — $40.00 + 1.00 excise tax

NOTE: Excise Tax at the rate of l/5th of 1% ($2.00 per $1,000) will be due and payable at the time of filing of the Articles, computed by multiplying the number of authorized shares having par value by their par value, or if shares of no par stock are authorized, then on the stated capital applicable thereto as well.

ONLY A CLEARLY LEGIBLE ORIGINAL SHOULD BE SUBMITTED. SIGNATURES SHOULD BE IN BLACK INK.

3-1-72.08 851

ARTICLES OF INCORPORATION -- PAVILLION NURSING CENTER NORTH, INC.

Purposes of the Corporation (cont.)

          (c) To purchase, acquire, hold, mortgage, pledge, hypothecate, loan money upon, exchange, sell and otherwise deal in personal property and real property of every kind, character and description whatsoever and wheresoever situated, and any interest therein.

          (d) To run, lease, manage or otherwise control a nursing home, rest home or convalescent home; to operate same in this corporation or using this as a holding company for operation of same.

          EACH PURPOSE specified in any clause or paragraph as listed above shall be deemed to be independent of all other purposes therein specified and shall not be limited or restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

          PROVIDED, HOWEVER, that all medical treatment will be provided by duly licensed physicians or surgeons and nurses.